SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): April 28, 1998
                        Commission File Number:  0-10104


                            LA TEKO RESOURCES LTD.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


             BRITISH COLUMBIA                       87-0483319
      -----------------------------            -------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



     625 HOWE STREET, SUITE 500
             VANCOUVER, B.C.                         V6C 2T6
      -----------------------------            -------------------
     (Address of Principal Executive                (Zip Code)
                 Offices)

              Registrant's Telephone Number, including Area Code:
              --------------------------------------------------
                               (604) 688-0833




                               NOT APPLICABLE
      --------------------------------------------------------------------
     (Former name, former address, and former fiscal year, if changed since last report)




-------------------------------------------------------------------------------
                             ITEM 5:  OTHER EVENTS
-------------------------------------------------------------------------------


On April 28, 1998, La Teko Resources Ltd. announced that it and Kennecott Canada Exploration, Inc. have finalized and entered into the formal option agreement in respect to the Scheelite Dome property in central Yukon. The agreement, announced November 25, 1997, gives La Teko the right to earn a 100% interest in the project by making payments to the underlying landowner of C$135,000 and spending C$800,000 on exploration over four years. Kennecott has a 49% back-in right. With respect to the C$135,000 due to the underlying landowner, La Teko has paid C$30,000. Subject to regulatory approval, the underlying landowner has agreed to accept C$38,000 plus 43,000 common shares of La Teko in full satisfaction of the remaining C$150,000.

The Scheelite Dome property contains a gold anomaly of impressive magnitude - 40 parts per billion (ppo) gold enclosing a core of 100 ppb gold in an area 4 km by 2 km, both in soils and in near surface bedrock. The anomaly lies adjacent to several 90 million year old granitic intrusive rocks, a key feature in virtually all major gold mines and deposits lying within an arcuate belt which cuts across Alaska and the Yukon. Large areas of the geochemical anomaly remain untested for a bulk tonnage deposit, as well as the potential for a smaller high grade deposit. Of particular interest are the geological and geochemical similarities between this property and the newly discovered Pogo deposit in Alaska. Pogo is known to contain 4.5 million ounces of gold at a high grade, 0.4 ounces per ton, has the potential to grow much bigger and is currently Teck's premier exploration and development project.

La Teko plans to conduct an initial geological and geophysical program in June to identify specific drill site locations. A drilling program later in the summer will then test a number of areas within the gold anomaly as well as the mineralization character at depth.

Management believes that the Scheelite Dome acquisition represents an excellent opportunity for a new gold discovery. It is well located within an area with a long history of gold mining activity which is enjoying a growing exploration boom in the search for world class, lode gold deposits. With La Teko's recently announced US$2.3 million financings and the current high level of exploration activity and interest in Alaska and adjacent Yukon, La Teko is very well positioned for exciting activity and growth in 1998.


-------------------------------------------------------------------------------
                                   SIGNATURES
-------------------------------------------------------------------------------

      Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LA TEKO RESOURCES LTD.


Dated: May 4, 1998                        By /s/ Gerald G. Carlson, President